
PNC SERIES 1997-5 (1394)
EXHIBIT 99.1
FISCAL 1997

                                                               JANUARY            FEBRUARY              MARCH              APRIL
ISSUE DATE: 09/30/97
CERTIFICATE BALANCE AT ISSUE:  $288,274,518.00

BALANCES FROM LAST FISCAL MONTH-END:
  PRINCIPAL DOLLARS

  UNITS


PRINCIPAL POOL COLLECTIONS:
  SCHEDULED PRINCIPAL COLLECTED DUE CURRENT MONTH

  UNSCHEDULED PRINCIPAL COLLECTION/REVERSALS
  LIQUIDATIONS-IN-FULL
  PRINCIPAL BALANCE SALE ADJUSTMENTS

  NET PRINCIPAL DISTRIBUTED

CAPITAL LOSS (PRINCIPAL WRITTEN OFF):

BALANCES CURRENT FISCAL MONTH-END:
  PRINCIPAL DOLLARS

  UNITS

SCHEDULED INTEREST AT MORTGAGE RATE:

UNSCHEDULED INTEREST AT MORTGAGE RATE:
  UNSCHEDULED INTEREST COLLECTION/REVERSALS

  INTEREST SALE ADJUSTMENTS

  INTEREST ACCRUAL ADJUSTMENT

  INTEREST UNCOLLECTED ON LIQUIDATION

  INTEREST UNCOLLECTED ON NON-EARNING ASSETS

  NET UNSCHEDULED INTEREST DISTRIBUTED

OTHER:
  LOAN CONVERSION FEE
  EXPENSE REIMBURSEMENTS

  GAIN ON LIQUIDATIONS
  HAZARD INSURANCE PREMIUM REFUNDS
  NET OTHER DISTRIBUTIONS

SCHEDULED SERVICING FEE EXPENSES:

UNSCHEDULED SERVICING FEES:
  UNSCHEDULED SERVICE FEE COLLECTIONS/REVERSALS

  SERVICING FEES SALE ADJUSTMENTS

  SERVICING FEES ACCRUAL ADJUSTMENTS

  SERVICING FEES UNCOLLECTED ON LIQUIDATIONS

  SERVICING FEES UNCOLLECTED - NON-EARNING ASSETS

  NET UNSCHEDULED SERVICING FEE DISTRIBUTED

MISCELLANEOUS EXPENSES:


NET FUNDS DISTRIBUTED





SMSC SERIES 1997-5 (1394)
FISCAL 1997                                                            MAY                JUNE               JULY

BALANCES FROM LAST FISCAL MONTH-END:
  PRINCIPAL DOLLARS
  UNITS

PRINCIPAL POOL COLLECTIONS:
  SCHEDULED PRINCIPAL COLLECTED DUE CURRENT MONTH
  UNSCHEDULED PRINCIPAL COLLECTION/REVERSALS
  LIQUIDATIONS-IN-FULL
  PRINCIPAL BALANCE SALE ADJUSTMENTS
  NET PRINCIPAL DISTRIBUTED

CAPITAL LOSS (PRINCIPAL WRITTEN OFF):

BALANCES CURRENT FISCAL MONTH-END:
  PRINCIPAL DOLLARS
  UNITS

SCHEDULED INTEREST AT MORTGAGE RATE:

UNSCHEDULED INTEREST AT MORTGAGE RATE:
  UNSCHEDULED INTEREST COLLECTION/REVERSALS
  INTEREST SALE ADJUSTMENTS
  INTEREST ACCRUAL ADJUSTMENT
  INTEREST UNCOLLECTED ON LIQUIDATION
  INTEREST UNCOLLECTED ON NON-EARNING ASSETS
  NET UNSCHEDULED INTEREST DISTRIBUTED

OTHER:
  LOAN CONVERSION FEE
  EXPENSE REIMBURSEMENTS
  GAIN ON LIQUIDATIONS
  HAZARD INSURANCE PREMIUM REFUNDS
  NET OTHER DISTRIBUTIONS

SCHEDULED SERVICING FEE EXPENSES:

UNSCHEDULED SERVICING FEES:
  UNSCHEDULED SERVICE FEE COLLECTIONS/REVERSALS
  SERVICING FEES SALE ADJUSTMENTS
  SERVICING FEES ACCRUAL ADJUSTMENTS
  SERVICING FEES UNCOLLECTED ON LIQUIDATIONS
  SERVICING FEES UNCOLLECTED - NON-EARNING ASSETS
  NET UNSCHEDULED SERVICING FEE DISTRIBUTED

MISCELLANEOUS EXPENSES:

NET FUNDS DISTRIBUTED




SMSC SERIES 1997-5 (1394)
FISCAL 1997                                                     AUGUST           SEPTEMBER            OCTOBER           NOVEMBER
BALANCES FROM LAST FISCAL YEAR-END:
  PRINCIPAL DOLLARS                                                                            $350,143,810.79    $341,372,054.00
  UNITS                                                                                                   1392               1369

PRINCIPAL POOL COLLECTIONS:
  SCHEDULED PRINCIPAL COLLECTED DUE CURRENT MONTH                                                   231,153.92         227,399.31
  UNSCHEDULED PRINCIPAL COLLECTION/REVERSALS                                                         77,062.59          53,460.68
  LIQUIDATIONS-IN-FULL                                                                            8,463,540.28       8,470,251.08
  PRINCIPAL BALANCE SALE ADJUSTMENTS                                                                      0.00               0.00
  NET PRINCIPAL DISTRIBUTED                                                                       8,771,756.79       8,751,111.07

CAPITAL LOSS (PRINCIPAL WRITTEN OFF):                                                                     0.00               0.00

BALANCES CURRENT FISCAL YEAR-END:
  PRINCIPAL DOLLARS                                                                             341,372,054.00     332,620,942.93
  UNITS                                                                                                   1369               1345

SCHEDULED INTEREST AT MORTGAGE RATE:                                                             2,394,888.36        2,332,925.77

UNSCHEDULED INTEREST AT MORTGAGE RATE:
  UNSCHEDULED INTEREST COLLECTION/REVERSALS                                                          1,501.73            (102.29)
  INTEREST SALE ADJUSTMENTS                                                                              0.00               0.00
  INTEREST ACCRUAL ADJUSTMENT                                                                            0.00               0.00
  INTEREST UNCOLLECTED ON LIQUIDATION                                                                    0.00               0.00
  INTEREST UNCOLLECTED ON NON-EARNING ASSETS                                                             0.00               0.00
  NET UNSCHEDULED INTEREST DISTRIBUTED                                                               1,501.73            (102.29)

OTHER:
  LOAN CONVERSION FEE                                                                                    0.00               0.00
  EXPENSE REIMBURSEMENTS                                                                                 0.00               0.00
  GAIN ON LIQUIDATIONS                                                                                   0.00               0.00
  HAZARD INSURANCE PREMIUM REFUNDS                                                                       0.00               0.00
  NET OTHER DISTRIBUTIONS                                                                                0.00               0.00

SCHEDULED SERVICING FEE EXPENSES:                                                                   84,193.36          82,076.99

UNSCHEDULED SERVICING FEES:
  UNSCHEDULED SERVICE FEE COLLECTIONS/REVERSALS                                                         48.49              (4.16)
  SERVICING FEES SALE ADJUSTMENTS                                                                        0.00               0.00
  SERVICING FEES ACCRUAL ADJUSTMENTS                                                                     0.00               0.00
  SERVICING FEES UNCOLLECTED ON LIQUIDATIONS                                                             0.00               0.00
  SERVICING FEES UNCOLLECTED - NON-EARNING ASSETS                                                        0.00               0.00
  NET UNSCHEDULED SERVICING FEE DISTRIBUTED                                                             48.49              (4.16)

MISCELLANEOUS EXPENSES:                                                                                  0.00               0.00

NET FUNDS DISTRIBUTED                                                                          $11,083,905.03     $11,001,861.72



SMSC SERIES 1997-5 (1394)
FISCAL 1997                                                      DECEMBER               TOTAL

BALANCES FROM LAST FISCAL YEAR-END:
  PRINCIPAL DOLLARS                                        $332,620,942.93     $350,143,810.79
  UNITS                                                               1345                1392

PRINCIPAL POOL COLLECTIONS:
  SCHEDULED PRINCIPAL COLLECTED DUE CURRENT MONTH               223,723.59          682,276.82
  UNSCHEDULED PRINCIPAL COLLECTION/REVERSALS                     44,330.12          174,853.39
  LIQUIDATIONS-IN-FULL                                        8,546,084.32       25,479,875.68
  PRINCIPAL BALANCE SALE ADJUSTMENTS                                  0.00                0.00
  NET PRINCIPAL DISTRIBUTED                                   8,814,138.03       26,337,005.89

CAPITAL LOSS (PRINCIPAL WRITTEN OFF):                                 0.00                0.00

BALANCES CURRENT FISCAL YEAR-END:
  PRINCIPAL DOLLARS                                         323,806,804.90      323,806,804.90
  UNITS                                                               1313                1313

SCHEDULED INTEREST AT MORTGAGE RATE:                          2,272,819.07        7,000,633.20

UNSCHEDULED INTEREST AT MORTGAGE RATE:
  UNSCHEDULED INTEREST COLLECTION/REVERSALS                         (58.19)           1,341.25
  INTEREST SALE ADJUSTMENTS                                           0.00                0.00
  INTEREST ACCRUAL ADJUSTMENT                                         0.00                0.00
  INTEREST UNCOLLECTED ON LIQUIDATION                                 0.00                0.00
  INTEREST UNCOLLECTED ON NON-EARNING ASSETS                          0.00                0.00
  NET UNSCHEDULED INTEREST DISTRIBUTED                              (58.19)           1,341.25

OTHER:
  LOAN CONVERSION FEE                                                 0.00                0.00
  EXPENSE REIMBURSEMENTS                                              0.00                0.00
  GAIN ON LIQUIDATIONS                                                0.00                0.00
  HAZARD INSURANCE PREMIUM REFUNDS                                    0.00                0.00
  NET OTHER DISTRIBUTIONS                                             0.00                0.00

SCHEDULED SERVICING FEE EXPENSES:                                79,963,65          246,234.00

UNSCHEDULED SERVICING FEES:
  UNSCHEDULED SERVICE FEE COLLECTIONS/REVERSALS                      (2.03)              42.30
  SERVICING FEES SALE ADJUSTMENTS                                     0.00                0.00
  SERVICING FEES ACCRUAL ADJUSTMENTS                                  0.00                0.00
  SERVICING FEES UNCOLLECTED ON LIQUIDATIONS                          0.00                0.00
  SERVICING FEES UNCOLLECTED - NON-EARNING ASSETS                     0.00                0.00
  NET UNSCHEDULED SERVICING FEE DISTRIBUTED                          (2.03)              42.30

MISCELLANEOUS EXPENSES:                                               0.00                0.00

NET FUNDS DISTRIBUTED                                       $11,006,937.29      $33,092,704.04


                           PNC MORTGAGE SECURITIES CORP.
                                   MASTER SERVICING
                         MORTGAGE PASS-THROUGH CERTIFICATES
                             12/1997 DISTRIBUTION REPORT

PROCESSING MONTH:  11/1997

SERIES 1997-5  (1394)                                   WEIGHTED AVERAGE PC RATE: 7.9072
----------------------------------------------------------------------------------------


INSURANCE RESERVES*
-------------------
                                                                              COVERAGE
  INSURANCE TYPE ORIGINAL BALANCE CLAIMS IN PROGRESS CLAIMS PAID  ADJUSTMENTS REMAINING
  -------------- ---------------- ------------------ -----------  ----------- --------------
  MPI                     $0.00    $0.00              $0.00        $0.00               $0.00

  SPECIAL HAZARD  $5,838,756.00    $0.00              $0.00        $0.00       $5,838,756.00

  BANKRUPTCY BOND
  SINGLE-UNITS      $127,085.00    $0.00              $0.00        $0.00         $127,085.00
  MULTI-UNITS             $0.00    $0.00              $0.00        $0.00               $0.00

  MORTGAGE
    REPURCHASE    $7,002,876.00    $0.00              $0.00        $0.00       $7,002,876.00


DELINQUENT INSTALLMENTS
-----------------------


              ONE                         TWO                         THREE
     -----------------------     ----------------------     ----------------------
     COUNT    PRIN BALANCE       COUNT     PRIN BALANCE     COUNT     PRIN BALANCE
     -----------------------     ----------------------     ----------------------
        13     $2,676,069.72      1         $111,746.01      0         $0.00

          IN FORECLOSURE                ACQUIRED
     -----------------------     ----------------------
     COUNT      PRIN BALANCE     COUNT     PRIN BALANCE
     -----------------------     ----------------------
         0      $0.00              0        $0.00



Each of the Class B Certificates provide, to the limited extent described in the Prospectus Supplement, credit support, special hazard, bankruptcy and fraud coverage to certain of the PNC Mortgage Securities Corp. Series 1997-5 Mortgage Pass-Through Certificates. The "Prospectus Supplement" is that certain Prospectus Supplement, dated September 18, 1997, pursuant to which the Offered Certificates were offered.

The Class Principal Balances of each Class of the Class B Certificates immediately after the principal and interest distribution on December 26, 1997, are as follows:


                CLASS               CLASS PRINCIPAL BALANCE
                B-1                 $9,609,720.57
                B-2                 $2,620,832.52
                B-3                 $3,494,444.03
                B-4                 $1,572,499.72
                B-5                   $698,888.20
                B-6                 $1,223,060.76
                                    -------------

                Total               $19,219,445.80



Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus Supplement.

The amount of the special hazard, bankruptcy and fraud coverage, as of the above referenced date is $5,838,756.00, $127,085.00 and $7,002,876.00, respectively.